UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2018 (December 15, 2017)
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 15, 2017, the Board of Directors (the "Board") of BorgWarner Inc. (the "Company") appointed Frederic Lissalde Executive Vice President and Chief Operating Officer of the Company, effective January 1, 2018.
On January 5, 2018 the Compensation Committee of the Board approved a compensation package for Mr. Lissalde, effective as of January 1, 2018. Mr. Lissalde's annual base salary will be $850,000 and his target annual bonus opportunity will be $765,000 (90% of base). Mr. Lissalde's long-term incentive target opportunity will be $2,066,000. It is expected that Mr. Lissalde will receive relocation benefits upon his relocation from Europe to the United States. There is no written employment agreement with Mr. Lissalde.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated December 15, 2017 (incorporated by reference herein from Exhibit 99.1 to the Form 8-K filed December 15, 2017).

SIGNATURES
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: January 11, 2018	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary